EXECUTION COPY

NOTICE OF COMMITMENT INCREASE REQUEST

Truist Bank

3333 Peachtree Road, 8th Floor

Atlanta, Georgia 30326

Attention: Hays Wood

Telecopy Number: (404) 836-5879

July 17, 2025

Ladies and Gentlemen:

This Commitment Increase Request (this “Commitment Increase Request”) is delivered pursuant to Section 2.08(e) of the Senior Secured Revolving Credit Agreement, dated as of April 6, 2023 (as amended by that certain First Amendment to Senior Secured Revolving Credit Agreement, dated as of August 9, 2023, that certain Second Amendment to Senior Secured Revolving Credit Agreement, dated as of November 17, 2023, that certain Third Amendment to Senior Secured Revolving Credit Agreement, dated as of May 23, 2024, and that certain Fourth Amendment to Senior Secured Revolving Credit Agreement, dated as of June 16, 2025, and as further amended, supplemented, amended and restated, or otherwise modified from time to time, the “Credit Agreement”), by and among Goldman Sachs Private Credit Corp. (the “Company”), the Lenders and Issuing Banks from time to time party thereto and Truist Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

Pursuant to Section 2.08(e) of the Credit Agreement, the Company hereby requests that the aggregate amount of the Lenders’ Revolving Commitments be increased from $2,245,000,000 to $2,295,000,000 (the “Commitment Increase”) on July 17, 2025.

The Company intends to effectuate the Commitment Increase by increasing the Multicurrency Commitment of BNP Paribas from $75,000,000 to $125,000,000.

IN WITNESS WHEREOF, the undersigned has executed this Commitment Increase Request as of the date first above written.

GOLDMAN SACHS PRIVATE CREDIT CORP.

By: /s/ Alex Chi
Name: Alex Chi
Title: Co-Chief Executive Officer and Co-President

Truist-GSCR – Commitment Increase Request (BNPP Increase)